Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Registration Statements on Form S-8 (No. 333-137102 and No. 333-101652) of our report dated May 5, 2008, relating to the financial statements of Partner Communications Company Ltd. (“the Company”), which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
Septemeber 7, 2008	Certified Public Accountants (Isr.)